Exhibit 99.(s)

CENTER COAST MLP & INFRASTRUCTURE FUND

POWER OF ATTORNEY

That each of the undersigned officers and trustees of Center Coast MLP & Infrastructure Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint Dan C. Tutcher, William H. Bauch and Rachel Hollowell as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 25th day of November 2014.

/s/ Dan C. Tutcher
Dan C. Tutcher
Trustee, President and Chief Executive Officer

/s/ William H. Bauch
William H. Bauch
Chief Financial Officer and Treasurer

/s/ Michael Curren
Michael Curren
Trustee

/s/ J. Edwards Jones
J. Edwards Jones
Trustee

/s/ Alfred Moran
Alfred Moran
Trustee

[Center Coast MLP & Infrastructure Fund | N-2 Power of Attorney]